Exhibit 10.3

Operating Agreement

EXECUTION VERSION

Operating Agreement

This Operating Agreement (this “Agreement”) is entered into by and among Guangzhou Xingbang Information Consulting Co., Ltd. (“Guangzhou Xingbang”), Guangdong Xingbang Information & Media Industry Co., Ltd. (“Guangdong Xingbang”), and the undersigned shareholders of Guangdong Xingbang (collectively the “Shareholders”) as of May 13, 2011 in Guangzhou, the People’s Republic of China (the “PRC” or “China”). Guangzhou Xingbang, Guangdong Xingbang and the Shareholders are each referred to in this Agreement as a “Party” and collectively as the “Parties”.

RECITALS

a)	Guangzhou Xingbang, a company incorporated in the PRC as a foreign invested enterprise, has the expertise in consultancy of media operating, advertising, marketing and e-commerce.

b)	Guangdong Xingbang is a company incorporated in China, and is engaged in the business of media operation, advertising, industry research, marketing service, e-commerce (the “Business”).

c)	The undersigned Shareholders of Guangdong Xingbang collectively own 100% of the equity interest of Guangdong Xingbang (the “Equity Interest”).

d)
Guangzhou Xingbang has entered into a Consulting Services Agreement with Guangdong Xingbang (the “Consulting Services Agreement”) to provide consulting and other relevant services relating to the Business to Guangdong Xingbang.

e)
Pursuant to the Consulting Services Agreement with Guangzhou Xingbang and Guangdong Xingbang dated May 13, 2011, Guangdong Xingbang is obligated to make regular payment of consulting services fee to Guangzhou Xingbang during the term of the Consulting Services Agreement. Guangdong Xingbang’s daily operation has a material influence on its ability to make such payment to Guangzhou Xingbang.

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows through negotiation to clarify certain matters in connection with Guangdong Xingbang’s operations:

1.
Guangzhou Xingbang agrees, subject to Guangdong Xingbang’s agreement to relevant provisions of this Agreement, to be Guangdong Xingbang’s guarantor in connection with the contracts, agreements and transactions executed between Guangdong Xingbang and any other third party, and to provide full guarantee for the performance of such contracts, agreements of transactions by Guangdong Xingbang. Guangdong Xingbang agrees, as a counter-guarantee, to pledge all of its relevant assets, including accounts receivable, to Guangzhou Xingbang. Pursuant to such guarantee arrangement, Guangzhou Xingbang wishes to enter into written guarantee agreements with Guangdong Xingbang’s counter-parties thereof, to assume the guarantee liability as the guarantor when applicable. As such, Guangdong Xingbang and the Shareholders shall take all necessary actions (including but not limited to, executing relevant documents and proceeding with relevant registrations) to carry out the counter-guarantee arrangements provided by Guangzhou Xingbang thereof.

Operating Agreement

2.
In consideration of Clause 1 herein and to assure the performance of the various arrangements between Guangzhou Xingbang and Guangdong Xingbang, and the payment of the accounts payable by Guangdong Xingbang to Guangzhou Xingbang, Guangdong Xingbang and the Shareholders thereby jointly agree that Guangdong Xingbang shall not, without the prior written consent of Guangzhou Xingbang, conduct any transaction which may materially affect the assets, obligations, rights or the operations of Guangdong Xingbang (excluding proceeding with Guangdong Xingbang’s normal business operation and the lien obtained by relevant counter parties due to such agreements). Such transactions shall include, without limitation, the following:

2.1	To borrow money from any third party or assume any debt;

2.2	To sell or acquire from any third party any asset or right, including but not limited to any intellectual property rights;

2.3	To provide any guarantee to any third party using its assets or intellectual property rights; or

2.4	To assign to any third party its business agreements.

3.
In order to ensure the performance of the various operation agreements between Guangzhou Xingbang and Guangdong Xingbang and the payments of various accounts payable by Guangdong Xingbang to Guangzhou Xingbang, Guangdong Xingbang and the Shareholders hereby jointly agree to accept the corporate policies provided by Guangzhou Xingbang in connection with Guangdong Xingbang’s daily operations, financial management and the employment and dismissal of Guangdong Xingbang’s employees.

4.
Guangdong Xingbang and the Shareholders hereby jointly agree that the Shareholders shall appoint the members recommended by Guangzhou Xingbang as the Directors of Guangdong Xingbang, and shall appoint members of Guangzhou Xingbang’s senior management as Guangdong Xingbang’s CEO and President, Chief Financial Officer, and other senior officers. If any member of such senior management leaves or is dismissed by Guangzhou Xingbang, he or she will lose the qualification to take any position with Guangdong Xingbang, and Guangdong Xingbang shall appoint another member of Guangzhou Xingbang’s senior management to take such position, as recommended by Guangzhou Xingbang. The person recommended by Guangzhou Xingbang in accordance with this section shall have the qualifications of a Director, General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

5.
Guangdong Xingbang, together with the Shareholders, hereby jointly agree and confirm that Guangdong Xingbang shall first seek guarantee from Guangzhou Xingbang if Guangdong Xingbang requires any guarantee for its performance of any contract or loan in the course of its business operation. Under such circumstances, Guangzhou Xingbang shall have the right, but not the obligation, to provide the appropriate guarantee to Guangdong Xingbang at its sole discretion. If Guangzhou Xingbang decides not to provide such guarantee, Guangzhou Xingbang shall issue a written notice to Guangdong Xingbang immediately and Guangdong Xingbang shall seek a guarantee from other third party.

6.
In the event that any of the agreements between Guangzhou Xingbang and Guangdong Xingbang terminates or expires, Guangzhou Xingbang shall have the right, but not the obligation, to terminate any or all of the agreements between Guangzhou Xingbang and Guangdong Xingbang, including but not limited to, this Agreement and the Consulting Services Agreement.

7.	Any amendment to this Agreement shall be made in writing. The amendments duly executed by all Parties shall be deemed as an integral part of this Agreement.

8.
If any provision of this Agreement is held to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the jurisdictions, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Operating Agreement

9.
Guangdong Xingbang and the Shareholders shall not assign any right or obligation under this Agreement to any third party without the prior written consent of Guangzhou Xingbang. Guangdong Xingbang and the Shareholders hereby agree that Guangzhou Xingbang may assign its rights and obligations under this Agreement if necessary and such transfer shall only be subject to a written notice sent to Guangdong Xingbang and the Shareholders by Guangzhou Xingbang, and no any further consent from Guangdong Xingbang or the Shareholders will be required.

10.
The Parties of this Agreement shall acknowledge and ensure the confidentiality of all oral and written materials exchanged relating to this Agreement. No Party shall disclose the confidential information to any other third party without the other Party’s prior written approval, unless: (a) it is already in the public domain at the time when it is communicated (unless it enters the public domain without the authorization of the disclosing Party); (b) the disclosure is in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure is required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction of this Agreement. However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees of hired institutions of the disclosing Party is deemed to be an act of the disclosing Party, and such disclosing Party shall bear all liabilities of the breach of confidentiality.

11.	If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceable or invalidity shall not render this Agreement unenforceable or invalid as a whole.

12.
Notice or other communications required to be given by any Party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or by a recognized courier service or by facsimile transmission to the address of the relevant Party set forth below. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the third (3rd) day after the date; and (c) a notice sent by facsimile transmission is deemed duly served upon the time shown on the transmission confirmation of relevant documents.

To Guangzhou Xingbang

Address:	Room 705A, 7th Floor, West Tower, Star International Mansion, NO.8 Jinsui Road Tianhe District, Guangzhou
Attn:	Yuan Yuan

Fax:	+86-20-38296977
Tel:	+86-20-38296988

To Guangdong Xingbang

Address:	7th Floor, West Tower, Star International Mansion, NO.6-20 Jinsui Road Tianhe District, Guangzhou, PR China 510623

Attn:	Xiaohong Yao
Fax:	+86-20-38296656

Tel:	+86-20-38293655

13.	This Agreement shall be governed and construed in accordance with the PRC law.

Operating Agreement

14.
The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations and/or arbitration in accordance with this Clause 14. If the Parties fail to reach a settlement within forty-five (45) days following the negotiations, the dispute shall be submitted to be determined through arbitration by China International Economic and Trade Arbitration Commission (“CIETAC”), Shanghai Branch, in accordance with CIETAC arbitration rules. There shall be three (3) arbitrators. Guangzhou Xingbang, and all the Shareholders collectively as one side, shall each select one (1) arbitrator, and both arbitrators shall be selected within thirty (30) days after giving or receiving the demand for arbitration. The chairman of the CIETAC shall select the third arbitrator. If a Party fails to appoint an arbitrator within thirty (30) days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the chairman of the CIETAC. The arbitration shall be conducted in Shanghai. The award of CIETAC is final and shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction. For avoidance of doubt, Guangdong Xingbang, who may or may not select arbitrator, shall be bound by the award of CIETAC.

15.	This Agreement has been executed by each Party or its duly authorized representative on the date first written above and shall become effective simultaneously.

16.
The Parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters herein and shall supersede and replace all prior verbal and written agreements and understandings among the Parties.

17.
The term of this Agreement shall commerce from the execution date and shall last for the maximum period of time permitted by law unless early terminated in accordance with the relevant provisions herein or by any other agreements reached by all Parties. Within the term of the Agreement, if Guangzhou Xingbang shall terminate this Agreement (including any extension of such term) or if this Agreement shall terminate due to any other reason, this Agreement shall be terminated upon the termination of such Party, unless such Party has already assigned its rights and obligations in accordance with Clause 9 hereof.

18.
This Agreement shall be terminated on the expiration date unless it is renewed in accordance with the relevant provisions herein. During the effective term of this Agreement, Guangdong Xingbang and the Shareholders shall not terminate this Agreement. Notwithstanding the above stipulation, Guangzhou Xingbang shall have the right to terminate this Agreement at any time by giving a thirty (30)-day prior written notice to Guangdong Xingbang and the Shareholders.

19.	This Agreement has been executed in six (4) originals in English and all originals shall be equally valid. Each Party shall retain one (1) original.

[No Text Below]

Operating Agreement

[Signature Page]

IN WITNESS THEREOF this Agreement is duly executed by each Party or its legal representatives on the date first set forth above.

 Guangzhou Xingbang Information Consulting Co., Ltd.

/s/ Xiaohong Yao
Name: Xiaohong Yao
Title: Director

Guangdong Xingbang Industry Information & Media Co., Ltd.

/s/ Xiaohong Yao
Name: Xiaohong Yao
Title: Director and President

[Signature of Shareholders of Guangdong Xingbang]

/s/ Xiaohong Yao

Xiaohong Yao

ID Card No.:

Owns 90% of the Equity Interest

Signature page to Operating Agreement

Operating Agreement

[Signature Page continued]

/s/ Dongmei Zhong

Dongmei Zhong

ID Card No.:

Owns 10% of the Equity Interest

Signature page to Operating Agreement